UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A
             AMENDMENT NO. 1 TO FORM 8-K FILED ON FEBRUARY 27, 2004

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 13, 2004


                              IONICS, INCORPORATED
             (Exact name of registrant as specified in its charter)


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
               Massachusetts                                1-7211                             04-2068530
          (State of incorporation)                 (Commission File Number)        (IRS Employer Identification No.)

       65 Grove Street, Watertown, MA                        02472                           (617) 926-2500
  (Address of principal executive offices)                (Zip Code)                (Registrant's telephone number,
                                                                                          including area code)
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

This Current Report on Form 8-K/A is filed by Ionics, Incorporated, a Massachusetts corporation ("Ionics"), as an amendment to that certain Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2004 to include certain of the information required by Item 7(b).

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

The following financial statements and exhibits are filed as part of this report

         (b) Pro Forma Financial Information.

         The following unaudited pro forma financial information of Ionics is included as Exhibit 99.1 to this Current Report on Form 8-K/A:

               Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2003.

               Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended December 31, 2003.

               Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.


         (c)    Exhibits.

                Exhibit Number    Description
                --------------    -----------

                Exhibit 99.1 The following unaudited pro forma financial information of Ionics:

                                  Unaudited Pro Forma Combined  Condensed
                                  Balance Sheet as of December 31, 2003.

                                  Unaudited Pro Forma Combined Condensed
                                  Statement of Operations for the Year Ended
                                  December 31, 2003.

                                  Notes to the Unaudited Pro Forma Condensed
                                  Consolidated Financial Statements.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              IONICS, INCORPORATED


April 28, 2004                By:     /s/Stephen Korn
                                     -----------------------------------------
                              Name:   Stephen Korn
                              Title:  Vice President and General Counsel




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                                  EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------

Exhibit 99.1        The following unaudited pro forma financial information of
                    Ionics:

                    Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2003.

                    Unaudited  Pro  Forma   Combined   Condensed   Statement  of
                    Operations for the Year Ended December 31, 2003.

                    Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                                                   EXHIBIT 99.1

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The unaudited pro forma combined condensed balance sheet as of December 31, 2003 gives pro forma effect to the acquisition by Ionics, Incorporated of Ecolochem, Inc., Ecolochem International, Inc., Moson Holdings, LLC and Ecolochem S.A.R.L. which was consummated on February 13, 2004 (the "Acquisition") and the consummation of certain financing transactions relating to the Acquisition as if the Acquisition and financing transactions had occurred on December 31, 2003. The Acquisition was accounted for by the purchase method of accounting pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with estimates of their fair values on the date of acquisition. The unaudited pro forma combined condensed balance sheet as of December 31, 2003 was prepared by combining Ionics' historical consolidated balance sheet as of December 31, 2003 with the Ecolochem Group's historical combined balance sheet as of September 30, 2003. The amounts reflected in the unaudited pro forma combined condensed balance sheet as of December 31, 2003 presented below are preliminary and subject to change and, therefore, the final values may differ substantially from these amounts.

    The unaudited pro forma combined condensed statement of operations for the fiscal year ended December 31, 2003 gives pro forma effect to the Acquisition and the consummation of certain financing transactions relating to the Acquisition as if the transactions had occurred on January 1, 2003. The unaudited pro forma combined condensed statement of operations for the fiscal year ended December 31, 2003 was prepared by combining Ionics' historical statement of operations for the fiscal year ended December 31, 2003 with the Ecolochem Group's historical combined statement of operations for the fiscal year ended September 30, 2003.

    The pro forma adjustments represent Ionics' preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that Ionics believes to be reasonable under the circumstances. The pro forma adjustments and certain assumptions are described in the accompanying notes. The allocation of the purchase price is preliminary and will be revised upon the completion of the fixed asset and intangible asset appraisals, which are in progress. The final allocation of purchase price could differ materially from estimated allocated amounts included in these pro forma financial statements. The unaudited pro forma combined condensed financial information presented below does not purport to be indicative of the financial position or results of operations of Ionics had such transactions actually been completed as of the assumed dates and for the periods presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Ionics.

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                                       Unaudited Pro Forma Combined Condensed Balance Sheet
                                                      December 31, 2003
                                                     Amounts in Thousands

                                                                              Historical        Pro Forma
                                                           Historical          Ecolochem     Adjustments for   Combined
                                                             Ionics              Group         Acquisition     Pro Forma
                                                             ------              -----         -----------     ---------

                                                            ASSETS
  Current assets:
    Cash and cash equivalents......................    $       133,815     $         4,074  $   (62,116)(a)  $    75,773
    Short-term investments.........................                 --              11,380  $   (11,380)(b)           --
    Notes receivable...............................              6,365                  --           --            6,365
    Accounts receivable, net.......................            109,555              23,066           --          132,621
    Inventories....................................             24,716               3,437          344(c)        28,497
    Other current assets...........................             27,782                 357           --           28,139
    Deferred income taxes..........................             13,585                  --           --           13,585
                                                       ---------------     ---------------  -----------      -----------
     Total current assets..........................            315,818              42,314      (73,152)         284,980

  Long-term notes receivable.......................             49,323                  --           --           49,323
  Investments in affiliated companies..............             14,362                  --           --           14,362
  Property, plant and equipment, net...............            171,785              86,878       14,041(d)       272,704
  Identifiable intangibles.........................                 --                  --       73,000(e)        73,000
  Goodwill.........................................              7,695                  --      180,715(f)       188,410
  Other long-term assets...........................             32,994               3,146        3,037(g)        39,177
                                                       ---------------     ---------------  -----------      -----------
     Total assets..................................    $       591,977     $       132,338  $   197,641      $   921,956
                                                       ===============     ===============  ===========      ===========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
    Notes payable..................................    $         6,276               2,099  $    (2,099)(h)  $     6,276
    Accounts payable...............................             28,279               6,364           --           34,643
    Other current liabilities......................             83,537               3,644           --           87,181
                                                       ---------------     ---------------  -----------      -----------
     Total current liabilities.....................            118,092              12,107  $    (2,099)         128,100

  Long-term debt and notes payable.................              8,889              13,500      161,500(h)       183,889
  Deferred income taxes............................             30,979               1,438        2,280(i)        34,697
  Other long-term liabilities......................             17,852               1,329           --           19,181
  Stockholders' equity.............................            416,165             103,964       35,960(j)       556,089
                                                       ---------------     ---------------  -----------      -----------
     Total liabilities and stockholders' equity....    $       591,977     $       132,338  $   197,641      $   921,956
                                                       ===============     ===============  ===========      ===========

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                             Unaudited Pro Forma Combined Condensed Statement of Operations
                                          For the Year Ended December 31, 2003
                                    Amounts in Thousands, Except Per Share Amounts

                                                                             Historical      Pro Forma
                                                               Historical     Ecolochem   Adjustments for    Combined
                                                                 Ionics         Group       Acquisition      Pro Forma
           Revenues.......................................    $   347,407   $  108,919   $        --       $   456,326
                                                              -----------   ----------   -----------       -----------

           Cost of sales..................................        259,772       58,818          (955)(k)       317,635
           Research and development expenses..............          7,449           --            --             7,449
           Selling, general and administrative expenses...         99,754       24,427         4,489(l)        128,670
           Restructuring and impairment of long-lived
             assets.......................................          7,053           --            --             7,053
           Impairments of goodwill........................         12,731           --            --            12,731
                                                              -----------   ----------   -----------       -----------

           Income (loss) from operations..................        (39,352)      25,674        (3,534)          (17,212)
           Interest income................................          3,091          174        (1,161)(m)         2,104
           Interest expense...............................           (908)        (539)       (9,103)(n)       (10,550)
           Equity loss....................................         (7,164)          --            --            (7,164)
           Other income...................................            457       13,369            --            13,826
                                                              -----------   ----------   -----------       -----------

           (Loss) income from continuing operations
             before income taxes and minority interest....        (43,876)      38,678       (13,798)          (18,996)

           Income tax (benefit) expense...................        (11,533)       1,810         3,726(o)         (5,997)
                                                              -----------   ----------   -----------       -----------

           (Loss) income from continuing operations
             before minority interest.....................        (32,343)      36,868       (17,524)          (12,999)
           Minority interest expense......................            925           --            --               925
                                                              -----------   ----------   -----------       -----------

           (Loss) income from continuing operations.......    $   (33,268)  $   36,868   $   (17,524)      $   (13,924)
                                                              ===========   ==========   ===========       ===========

           Loss per basic and diluted share from
             continuing operations........................    $     (1.88)                                 $     (0.62)
                                                              ===========                                  ===========

           Shares used in basic and diluted loss per share         17,674                      4,653(p)         22,327

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


Notes to the Unaudited Pro Forma Consolidated Financial Statements as of December 31, 2003

    (a) Reflects the total purchase price, for accounting purposes, of $373.0 million less the proceeds from issuance of senior secured debt of $175.0 million, the issuance of 4,652,648 shares of Ionics common stock valued at approximately $139.9 million (see note (j)) and cash provided by Ionics of $58.0 million less the outstanding cash-on-hand of the Ecolochem Group of $4.1 million.

    (b) Reflects the elimination of investments from the Ecolochem Group balance sheet.

    (c) Reflects the increase in inventory to estimated fair market value.

    (d) Reflects the increase in property, plant, and equipment of $14.0 million to its estimated fair market value, as follows:

Furniture and fixtures....    $  69.5 million   3-25-year estimated useful life
Buildings.................    $  15.0 million   10-40-year estimated useful life
Construction in process...    $  12.9 million
Land......................    $   3.5 million
                              ----------------
                              $ 100.9 million

    (e) Reflects the recognition of the estimated fair value of the following acquired intangible assets:

Contractual relationships...... $56.7 million   10-15-year estimated useful life
Technology and know-how........ $11.5 million   10-year estimated useful life
Non-compete agreements......... $ 0.7 million   3-year estimated useful life
Trade names and trademarks..... $ 2.4 million   9-year estimated useful life
Discharge permits.............. $ 1.7 million   Indefinite life
                                --------------
                                $73.0 million

    (f) Reflects the excess of the purchase price over the fair market value of the acquired tangible and intangible assets and assumed liabilities.

    (g) Reflects the increase in deferred financing costs of $4.5 million associated with the issuance of long-term debt to finance a portion of the Acquisition, offset by the decrease in patents and trademarks to its estimated fair market value and reclassification to intangible assets of $1.5 million (see note (e)).

    (h) Reflects issuance of $175.0 million of senior debt to finance a portion of the Acquisition and the elimination of the outstanding debt of the Ecolochem Group of $15.6 million.

    (i) Reflects the tax effect at Ionics' statutory tax rate applied to the difference between the book basis and the tax basis in certain foreign fixed assets of Ecolochem International where Ionics does not intend to make an election under Section 338(h)(10) of the Code. Ionics currently intends to make an election under Section 338(h)(10) of the Code with respect to Ecolochem.

    (j) Reflects the issuance of 4,652,648 shares of Ionics common stock valued at $139.9 million based on the closing price of the common stock for the two days before, the day of and the two days after the announcement by Ionics of its agreement to acquire the Ecolochem Group, offset by the elimination of the Ecolochem Group's stockholders' equity.

    (k) Reflects incremental cost of sales associated with increased costs on long-term construction contracts of $1.0 million for 2003 for amending existing letters of credit relating to the new credit facilities and incremental amortization expense of $1.2 million for 2003 relating to the acquired intangible assets recorded at fair market value, offset by lower depreciation expense of $3.1 million for 2003 reflecting fixed assets recorded at fair market value and estimates of useful lives.

    (l) Reflects incremental operating costs associated with administrative fees of $0.1 million for 2003 relating to the new credit facilities and incremental amortization expense of $5.2 million for 2003 relating to the acquired intangible assets recorded at fair market value, offset by lower depreciation expense of $0.2 million for 2003 reflecting fixed assets at fair market value and estimates of useful lives, and estimated savings from executive salary adjustments of approximately $0.6 million.

    (m) Reflects reduction of interest income associated with Ionics' use of $58.0 million of cash to finance a portion of the Acquisition.

    (n) Reflects additional interest, borrowing costs and amortization of deferred financing costs associated with the $175 million senior debt obtained to finance a portion of the Acquisition. A one-eighth of a percent change in the variable interest rate will have a $0.1 million effect on annual interest expense.

    (o) Reflects tax effects of Ecolochem's pre-tax income and other pro forma adjustments at Ionics' statutory tax rate.

    (p) Reflects the issuance of 4,652,648 shares of Ionics common stock to the Sellers to finance a portion of the Acquisition.